UNITED STATES DISTRICT COURT
                       FOR THE DISTRICT OF COLUMBIA


- -----------------------------
UNITED STATES OF AMERICA,     )
                              )
               Plaintiff,     )
                              )
     v.                       )    Civil Action No. 82-0192
                              )              (HHG)
WESTERN ELECTRIC COMPANY,     )
  INC., et al.,               )
                              )
               Defendants.    )
- -----------------------------

                                  OPINION

     On April 5, 1994, the Court denied without prejudice AT&T's motion for an expedited ruling that section I(D) of the decree entered in this case(1) is inapplicable to the proposed AT&T-McCaw Cellular Communications ("McCaw") merger, or, in the alternative, for an expedited waiver of any violation of the decree that might arise as a result of the merger. See United States v. Western Elec. Co., 154 F.R.D. 1 (D.D.C. 1994). Because
section I(D) of the decree prohibits AT&T from acquiring "the stock or assets of any BOC,"(2) and because some of the cellular systems in which McCaw currently owns a minority interest are "BOCs" in that they are controlled by Regional Companies or Regional Company affiliates, the Court held that their acquisition by AT&T as a result of the merger would violate the plain language of sections I(D) and IV(C) of the decree. Id. at 3-4.

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     (1)   See United States v. American Telephone and Telegraph
Co., 552 F. Supp. 131 (D.D.C. 1982), aff'd sub nom, Maryland v.
United States, 460 U.S. 1001 (1983).

     (2) BOC is an acronym for "Bell Operating Company." Although this Court has generally declined to use such acronyms in its decisions because of its distaste for bureaucratic terminology that only the initiated can understand, inasmuch as BOC is actually a defined term in section IV(C) of the decree, and because this definition is central to the Court's analysis in both the April 5 Opinion and the instant Opinion, it will be used here.

     The Court next addressed the question of whether AT&T was entitled to a modification of section I(D) or a waiver of any violation occurring as a result of the proposed merger. Rejecting AT&T's request for a "summary waiver," the Court concluded that the appropriate inquiry was whether AT&T had satisfied the common law decree modification standard endorsed by the Supreme Court in Rufo v. Inmates of Suffolk County Jail, 112 S. Ct. 748 (1992). Concluding further that AT&T had not yet made any "serious attempt" to meet that standard, the Court decided that, on the record as it then existed, AT&T's request had to be denied. United States v. Western Elec. Co., supra, 154 F.R.D. at 7.

     AT&T has now filed a renewed motion for a waiver of section I(D) of the decree insofar as it bars the proposed AT&T-McCaw merger.
This motion was supported by the Department Of Justice but opposed by BellSouth Corporation. Various other interested parties have also expressed their views.(3) Having determined that AT&T has now satisfactorily demonstrated its entitlement under Rufo to the limited waiver it seeks, the Court will grant AT&T's motion, subject to the equitable conditions included in the Order issued with this Opinion.(4)

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     (3)  An opposition to the motion was filed by a group of
interexchange resale carriers. In addition, responses were filed by Ameritech, Bell Atlantic, MCI, U.S. West, and Nynex Corporation, Pacific Telesis Group, and Southwestern Bell. Oral argument was heard on the motion on July 21, 1994.

     (4) Subsequent to the issuance of the Court's April 5 Opinion, the United States filed with this Court a complaint against AT&T and McCaw alleging that the proposed merger, if unrestrained, would violate Section 7 of the Clayton Antitrust Act. See United States v. AT&T, et al., C.A. 94-1555(HHG) (filed July 15, 1994). A proposed final judgment, which proposes a settlement of that lawsuit by way of consent decree, was filed simultaneously therewith, along with a number of stipulations to which the parties have agreed. Pursuant to these stipulations, the United States has agreed that the AT&T-McCaw merger may proceed notwithstanding the antitrust violations alleged in the complaint. In return, AT&T and McCaw have agreed to abide by the provisions of the proposed final judgment pending the outcome of the required "public interest" proceedings under the Tunney Act. See 15 U.S.C. Section 16.
     The Court once again stresses, as it did in the April 5 Opinion, that by resolving the narrow decree issues presented in this Opinion the Court expresses no view with respect to the broader antitrust issues raised in the newly filed action. Until the comment period provided by the Tunney Act, 15 U.S.C. Section 16(b), has concluded, and until the Court is presented with the full record in that case, no conclusions can be reached with respect to the antitrust allegations or the propriety of the proposed settlement.

                                      I

     Although the Court reluctantly concluded in the April 5 Opinion that Rufo provided the controlling standard for determining the circumstances under which a grant of AT&T's modification or waiver request might be warranted, on the record presented, the Court was not required to apply Rufo in detail. As a consequence, during the briefing of the current motion, as well as at oral argument, the parties expressed some confusion and considerable disagreement with respect to the exact nature of the Rufo test and how its elements should be applied to the facts of this case. Therefore, a brief summary of Rufo will serve as an initial roadmap for the Court's analysis.(5)

     The Rufo test has its foundation in Fed. R. Civ. P. 60(b), which provides that a final judgment is subject to modification whenever "it is no longer equitable that the judgment should have prospective application." Therefore, according to the Supreme Court, "a party seeking modification of a consent decree bears the burden of establishing that a significant change in circumstances warrants revision of the decree." Rufo, supra, 112 S. Ct. at 760. Assuming that burden is met, "the court should [then] consider whether the proposed modification is suitably tailored to the changed circumstances." Id.

     Changed circumstances warranting a modification may manifest themselves through "either a significant change in factual conditions or in law." Id. With respect to unforeseen factual conditions,(6) the Supreme Court outlined three situations that might satisfy the requirement: (1) where "changed factual conditions make compliance with the decree substantially more onerous," (2) where the "decree proves to be unworkable because of unforeseen obstacles," and (3) where "enforcement of the decree without modification would be detrimental to the public interest." Id. at 760 (citations omitted).

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     (5)  See also Vanguards of Cleveland v. City of Cleveland, 23
F.3d 1013 (6th Cir. 1994) (outlining application of Rufo).

     (6) The Rufo Court noted that modification ordinarily would not be appropriate where changed circumstances were actually anticipated at the time the decree was entered. Thus, if "a party anticipated changing conditions that would make performance of the decree more onerous but nevertheless agreed to the decree, that party would have to satisfy a heavy burden to convince a court that it agreed to the decree in good faith, made a reasonable effort to comply with the decree, and should be relieved of the undertaking under Rule 60(b)."
Id. at 760-61.
     On the other hand, the Supreme Court also stated that "[l]itigants are not required to anticipate every exigency that could conceivably arise during the life of a consent decree." Id. at 760.

     With respect to changes in law, on the other hand, the Court noted that:

     A consent decree must of course be modified if, as it later turns out, one or more of the obligations placed upon the parties has become impermissible under federal law. But modification of a consent decree may be warranted when the statutory or decisional law has changed to make legal what the decree was designed to prevent.

Id. at 762.

     A second prong of the analysis established by the Supreme Court requires that "[o]nce a moving party has met its burden of establishing either a change in tact or in law warranting modification of a consent decree, the District Court should determine whether the proposed modification is suitably tailored to the changed circumstance." Id. at 763. The requirement to narrowly tailor any modification to resolve the problems created by the change is necessary, according to the Court, because "a consent decree is a final Judgment that may be reopened only to the extent that equity requires." Id. at 764.

                                    II

     With the foregoing framework established, the Court will undertake an analysis of the instant waiver request. It is worth reiterating, however, particularly in light of the Supreme Court's admonition that the judgment be reopened only when equity requires, that the Court "will remain wary of attempts to alter the agreement reached by the parties, and it will therefore apply its discretion cautiously and sparingly." United States v. Western Elec. Co., supra. 154 F.R.D. at 9. However, after affording all parties an adequate opportunity to brief fully the issues implicated by AT&T's request, and after careful consideration of the relevant changes that have occurred subsequent to divestiture as well as the limited nature of the waiver sought, the Court concludes that AT&T has met its burden.

                                    III

                           Changed Circumstances

     It is clear that the decree was never intended to prevent AT&T from competing in the cellular marketplace. In fact, with the exception of the electronic publishing restriction contained in section VIII(D),(7) the Court declined to impose any line of business restrictions on AT&T. See United States v. American Telephone and Telegraph Co., supra, 552 F. Supp. at 170. with respect to cellular services specifically, the Court rejected the arguments of some that AT&T should be prevented from competing in such potential "bypass" technologies. Id. at l75.(8)

     The hope at divestiture was that "bypass" technologies, including cellular communications, might some day actually prove a technical and economical alternative to the wireline bottlenecks controlled by the Regional Companies, and thus create competition in the local markets. Despite the concerns expressed by some that such technologies might threaten to obsolete the Regional Companies' wireline systems and, as a result, the viability or the Regional Companies, the Court nevertheless determined that such competition in the local markets was in the public interest and should therefore be promoted. Id. As a result, the Court concluded that to prevent AT&T's presence in the local cellular market, in light of its technological and financial strength, would have been "antithetical to the purposes of the antitrust laws." Id. (9)


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     (7)  This restriction has since been lifted.  See United
States v. Western Elec. Co., 1989 U.S. Dist. LEXIS 8646 (D.D.C.
July 18, 1989).

     (8) "Bypass" technologies are those technologies that might allow interexchange carriers (and others) to "bypass" the local wireline networks of the Regional Companies and to reach directly local subscribers. See id. at 175.

     (9) In hindsight, of course, the Court's concerns with respect to the impending threat to the Regional Companies from bypass technologies have proved unfounded. Over ten years after divestiture, and despite real strides in cellular and other bypass technologies, there still appears to be no broad threat to the Regional Companies' wireline businesses as a result of such technologies.

     It follows, of course, that the mere purchase by AT&T of McCaw's cellular interests, without more, would present no decree issues. AT&T is perfectly within its rights to enter the cellular marketplace. But as the Court explained in the April 5 opinion, section I(D) of the decree is implicated by the proposed AT&T-McCaw merger because certain of the cellular systems in which McCaw owns a minority interest are majority-owned by Regional Companies. That majority ownership directly confronts the section I(D) prohibition against AT&T's acquisition of the "assets of any BOC." The present inquiry, therefore, is whether the current situation is the result of unanticipated changes -- either changes in fact or in law.

                                     A
                               Changed Facts

     The Court's April 5 Opinion explained in some detail the initial bifurcation of cellular licenses by the FCC. See United States v. Western Elec. Co., supra, 154 F.R.D. at 3. To recap, "A" block licenses were initially awarded to firms unaffiliated with exchange carriers, while "B" block licenses were initially awarded to successors of the Bell System, i.e., the Regional Companies. Subsequently, "B" block licenses have generally remained in the hands of the Regional Companies or their affiliates. In contrast, interests in the "A" block licenses frequently have changed hands.(10) In fact, majority

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     (10)   AT&T has argued, not without some force, that the
FCC's licensing practices with respect to "A" block licenses subsequent to entry of the decree resulted in an unforeseen and significant change in facts which, standing alone, justifies the waiver it seeks. In this regard, AT&T points to the FCC's initial indication that it would use comparative hearing procedures to determine the award of "A" block cellular licenses.
Due to an unexpectedly high number of license applications, however, the FCC was forced to institute a lottery system in most cellular markets. This created a strong incentive for the pooling of interests and the creation of partnerships among firms for the purpose of obtaining licenses. This fragmentation of the ownership or cellular licenses, in turn, eventually led to the partnerships that now exits between McCaw and the various
Regional Companies in the cellular systems at issue because the Regional Companies purchased the interests of former partners of McCaw or McCaw affiliates. BellSouth counters that, notwithstanding its initial decision with respect to how to proceed with the award of licenses, the FCC always left open the possibility of using a lottery system. Because, as explained below, the Court concludes that there has been an independent change of factual circumstances warranting the waiver sought, the Court need not pass on the merits of the AT&T-BellSouth disagreement in this respect. interests in many of the "A" block licenses have been acquired by the various Regional Companies outside their own wireline regions.

     It was long the view of this Court that the decree prohibited the acquisition of such interests. Because the ownership of these interests resulted in the provision of extraregional exchange services, and because the Court had interpreted the decree as limiting the Regional Companies to providing exchange services within their own regions, it followed that such acquisitions were prohibited. See United States v. Western Elec. Co., 627 F. Supp. 1090, 1105-08 (D.D.C. 1986) (setting forth several bases for the Court's conclusion, many of which related to the understanding of the decree at or near the time it was approved). Nevertheless, the Court of Appeals has taken a contrary view, see United States v. Western Elec. Co., 797 F.2d 1082, 1090 (D.C. Cir. 1986) (finding no "explicit or implicit geographic restriction . . . within the four corners of the consent decree"), and this Court is of course bound by that determination.

     For purposes of the instant request, however, it is not dispositive whether or not the language of the decree specifically prohibited such purchases. Instead, it must be determined whether the ownership of "A" block systems by the Regional Companies was unforeseen. And on that question, even the Court of Appeals' decision supports AT&T: "the parties and the district court never considered the possibility that the BOCs might want to provide exchange services outside their geographic region." Id. at 1091.(11)

- ---------------------------
     (11) And it is worth repeating that it was not simply the Regional Companies' significant foray into extraregional exchange services that was unanticipated. As this Court noted in 1984, "[n]o one connected with the negotiation, the drafting, or the modification of the decree envisioned that the Regional Holding Companies would seek to enter new competitive markets on a broad scale within a few months, let alone a few weeks after divestiture . . . ."  United
States v. Western Elec. Co., 592 F. Supp. 846, 858 (D.D.C. 1984); see also United States v. Western Elec. Co., 673 F. Supp. 525, 582 (D.D.C. 1987) (noting the surprising extent and breadth of the Regional Companies' far-flung enterprises).

     As AT&T correctly notes, the primary concern with respect to the Regional Companies at divestiture was whether they could remain financially viable on their own -- not whether they would soon be acquiring other businesses. It was for this reason, among others, that the Court assigned such established assets as the "Yellow Pages" and the "Bell" name to them. United States v. Western Elec. Co., supra, 552 F. Supp. at 194; United States v. Western Elec. Co., 569
F. Supp. 1057, 1078-81 (D.D.C. 1983).

     There can be little doubt, therefore, that the current situation -- in which the "A" block cellular systems at issue have become "BOCs" within the meaning of the decree -- was unforeseen. Although the decree may not have specifically addressed the issue, "litigants are not required to anticipate every exigency that could conceivably arise during the life of a consent decree." Rufo, supra, 112 S. Ct. at 760. The question remains, however, whether the Regional Companies' unforeseen ownership interests in the "A" block cellular systems falls within any of the three situations outlined by the Supreme Court in Rufo as a significant change in fact that may warrant modification.(12)

                     1.Whether compliance with the decree
                        is substantially more onerous?

     On the record presented, the Court concludes that it can here begin and end its inquiry into the situations outlined in Rufo. The Regional Companies' post-divestiture acquisition of interests in "A" block cellular licenses has expanded significantly the scope of section I(D) beyond what was contemplated in 1982. The section I(D) prohibition now applies to any cellular system in which a Regional Company holds a controlling interest -- now a substantial number. As indicated, the court has found that restrictions on AT&T's entrance into the cellular markets would not be in the public interest. Therefore, the substantial expansion or the forbidden cellular markets as a consequence of the developments described above is patently an unforeseen factual change that has made compliance with the section I(D) restriction "substantially more onerous."(13)

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     (12)   The Court notes that the second situation described by the
Supreme Court -- when a decree proves to be unworkable because of unforeseen obstacles -- is not implicated in this instance. There has bean no suggestion to that effect. Therefore, only the remaining situations will be explored.

     (13) BellSouth has argued that because section I(D) is implicated by only a few of the systems in which AT&T will acquire McCaw's interests, AT&T could go forward with the vast majority of the merger without seeking any waiver. BellSouth appears to argue that it follows that the restriction is not nearly as burdensome as AT&T contends. But even assuming that the merger could be restructured and consummated absent the offending systems, a contention AT&T disputes, see Tr. Oral Argument, at 81, that does not alter the Court's conclusion that changed circumstances have made compliance with section I(D) substantially more onerous.
     The question is not whether removing the offending systems from the proposed merger would be onerous, but whether market conditions as a whole have created a more onerous limitation on AT&T than was originally anticipated. For the same reason, BellSouth misses the point by arguing that AT&T would not be precluded from purchasing "A" block licenses had it rushed to purchase the interests ahead of the Regional Companies.

          2. Would enforcement of the decree without modification be detrimental to the public interest?

     In light of the foregoing, no detailed discussion of the public interest test is necessary. However, for purposes of clarity and completeness, a few observations on this topic are appropriate.

     Initially, it must be understood that the issue presented under Rufo is not whether the AT&T-McCaw merger as a whole would be in the public interest. As the Court has previously explained, that is the matter to be addressed in the Tunney Act proceedings regarding the antitrust complaint recently filed by the United States.(14) Instead, the issue is simply whether a court refusal of the waiver request, and thus a disallowance of the acquisition by AT&T of the cellular systems implicated by section I(D), would be detrimental to the public interest.

     On the record before the Court, the court must conclude that a denial of the waiver would not necessarily be detrimental to the public interest. The implicated cellular systems currently are BOCs and are thus subject to all of the interexchange and equal access requirements and restrictions provided by the decree for the protection of the public interest. Moreover, these systems would remain BOCs after the merger. The issue thus narrowed, the Court concludes that a waiver of section I(D) to allow AT&T to acquire interests in the implicated systems would, at worst, prove competitively neutral -- and would thus have little effect on the public interest.

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     (14)   The Court recognizes that the public interest inquiry in
the Tunney Act proceedings is not without consequences here. For instance, if one accepts AT&T's contention that failure to grant the waiver will "kill[] the merger", Tr. of Oral Argument, at 81, it would appear that by denying the waiver the Court essentially would be preempting the public interest issue to be decided in the Tunney Act proceedings. This results because a merger that ultimately might have been found to support the public interest would not be consummated. On the other hand, if the Tunney Act proceedings result in a finding that the merger as a whole would be detrimental to the public interest, then there would be no equitable basis for granting the instant waiver, notwithstanding the change in facts previously discussed. The Court has concluded, however, that the necessity for such mental gymnastics can be largely foreclosed through the inclusion of equitable conditions in the Court's order. See infra part IV.B. (requirement that AT&T divest offending cellular interests if the Court is unable to conclude that the proposed final judgment is in the public interest after conclusion of the Tunney Act proceedings).

                                      B

                                 Changed Law

     As an alternative to changed factual conditions, the Supreme Court in Rufo noted that significant changes in law might warrant a decree modification. Once again, in light of the Court's conclusions with respect to AT&T's showing of changed factual conditions, no detailed analysis of the "changed law" inquiry is required. However, the following should be noted.

     First, it is clear that none of the relevant obligations imposed by the decree have subsequently "become impermissible." See Rufo, supra, 112 S. Ct. at 762. The section I(D) prohibition unquestionably remains legal. However, the second situation described by the Supreme Court -- whether "statutory or decisional law has changed to make legal what the decree was designed to prevent," Id. -- arguably presents a closer question.

     In this regard, the relevant changes in law, each of which were necessary prerequisites to the Regional Companies' acquisition of the extraregional cellular interests, can be identified as (1) the decision of the FCC in 1986 to allow the Regional Companies to acquire "A" block licenses, and (2) the decision of the Court of Appeals, reversing this Court, and holding that the decree does not prohibit the provision of exchange telecommunications services outside of the Regional Companies' respective regions.

     Upon closer consideration it is clear that the second situation is also inapplicable. As previously discussed, the Court of Appeals has held that the decree does not prevent, and thus could not have been "designed to prevent," the Regional Companies' acquisition of extraregional cellular licenses. See United States v. Western Elec. Co., supra, 797 F.2d at 1091. In fact, as previously discussed, the Court of Appeals held that this possibility was never even considered. Id. Notwithstanding this Court's view on that subject, it is bound by the decision of the appellate court.(15)


- ----------------------------
     (15) The Court need not address BellSouth's argument that the matters previously described are not appropriately defined as "changes" in law, but are merely "clarifications." See Rufo, supra, 112 S. Ct. at 763. The Court simply notes that to the extent the FCC effected a 180 degree change of its position with respect to the Regional Companies' acquisition of "A" block licenses, and to the extent that the Court of Appeals reversed this Court on the precise issue of whether the decree permitted such acquisitions, these hardly constitute "clarifications."

                                    IV

                         Narrowly Tailored Waiver

     Having concluded that AT&T has met its burden of establishing a significant change in facts, the Court must next address whether the proposed modification is "suitably tailored to the changed circumstances." Rufo, supra, 112 S. Ct. at 763. As set forth below, after considering the purpose and objective of section I(D), as well as the limited nature of the instant waiver request, the Court concludes that the waiver is suitably tailored.

                                     A

                          Purpose of Section I(D)

     As the Court has previously noted, the "section I(D) prohibition on the acquisition by AT&T of the stock or assets of the Regional Companies was designed to prevent the re-emergence of the telecommunications monopoly that was broken up in 1982." United States v. Western Elec. Co., supra, 154 F.R.D. at 10. And despite the passage of time and the sometimes adversarial relationship that has developed between AT&T and the Regional Companies over the years following divestiture, the Court remains convinced that absent this prophylactic provision "there is a real danger that at least some of the strides that have been made in the last decade would be nullified or diluted." Id.

     But for purposes of the instant motion, it must also be recognized that the objective of section I(D) was not the separation of AT&T and the Regional Companies merely for the sake of separation. Instead, the objective was to remove the incentive and opportunity for the local bottleneck monopolies to discriminate in favor of AT&T's dominant interexchange services.(16) And despite the literal violation with which the Court is now confronted, that objective is not substantially implicated here because (1) the "A" block cellular systems at issue do not constitute bottleneck monopolies,(17) (2) the

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     (16)  The same rationale supports the decree's restriction which prohibits the Regional Companies from providing interexchange services. Absent such a provision, control of the local bottleneck by the Regional Companies could be used to discriminate in favor of themselves and to the detriment of others. See United States v. American Telephone and Telegraph Co., supra, 552 F. Supp. at 188-89.

     (17)   See United States v. Western Elec. Co., C.A. No. 82-
0192, at p. 8-9 (D.D.C. Feb 26, 1986).

Regional Companies that own the controlling interests in the systems do not control the local wirelines in the areas served by the cellular systems and thus possess no monopoly power in those areas,(18) and (3) the systems will remain subject to all applicable decree restrictions after the merger because they will continue to be "BOCs."(19)

     Moreover, although the Court remains wary of any re-

combinations of AT&T and the Regional Companies,(20) even BellSouth, which has most vigorously opposed AT&T's waiver request from the outset, has previously taken the position that section I(D) is implicated only when AT&T acquires an interest in an entity in which a Regional Company possesses a controlling interest.(21) Thus, it is disingenuous for BellSouth to argue now that the bedrock principle of section


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     (18)  Id.  Although the Court need not decide the issue
here, were AT&T seeking a waiver to acquire cellular interests in "B" block licenses in partnership with a Regional Company, a wholly different result might be warranted. Under such circumstances, the Regional Company would control the local wireline bottleneck in the area in which the "B" block cellular system operates. The full implications of this distinction simply were not developed on this record.

     (19) It may also be worth noting that, although AT&T will become a de facto partner with certain of the Regional Companies in the systems at issue, AT&T, as successor to McCaw, will directly compete with these same Regional Companies in other areas where AT&T will own the "A" block license and the Regional Company will own the "B" block license. Thus, even if the shared interests of AT&T and the Regional Companies in these particular systems raises the specter of the old Bell System, it is doubtful that the same incentives to favor one another exist.

     (20)   See United States v. Western Elec. Co., supra, 154
F.R.D. at 4 n.6 (leaving open the issue of whether all partnerships between AT&T and the Regional Companies, even those in which a Regional Company owns less than a controlling interest, implicate section I(D)).

     (21)   See Motion of BellSouth Corporation for a Declaratory
Ruling that AT&T's Proposed Acquisition of McCaw Cellular
Communications, Inc. Would Violate Section I(D) of the AT&T
Consent Decree and Cannot be Consummated Without a Modification of the Decree, p. 1.

I(D) is the prohibition of every form of relationship between these entities.(22)

     The Court concludes, therefore, that the instant waiver, limited and conditioned as discussed below and in the order accompanying this Opinion, will not undermine the primary objective or purpose of either section I(D) or the decree as a whole.

                                     B
                                The Waiver

     It is essential to recognize that, notwithstanding the instant waiver, section I(D) remains intact and viable. The Court's decision here does not permanently or broadly modify the reach of the provision and is not intended to eviscerate its import. AT&T has merely sought and obtained a specific waiver of the violation resulting from the company's acquisition of interests in the several cellular systems currently jointly owned by McCaw and a Regional Company.(23)

     In addition, the Order accompanying this Opinion imposes a number of conditions designed both to ensure that the objectives of the decree are not undermined and to protect competition to the extent legitimately appropriate within the bounds of the decree.(24) With the exception of the final condition discussed below, each has been proposed by AT&T and supported by The Department of Justice.

- -------------------------
     (22)   See BellSouth Corporation's Opposition to AT&T's
Motion for a Waiver of Section I(D) of the Decree Insofar as it
Bars the Proposed AT&T-McCaw Merger, at p. 11-12; Tr. Oral
Argument, at p 39.

     (23) Contrary to the argument of BellSouth, the Court is convinced that AT&T's actions do not represent "an attempt to recreate" the Bell System. See Tr. Oral Argument, at 21. In fact, the Court is quite convinced, based upon what has transpired in these proceedings, that AT&T desperately wishes that no partnership, and thus no section I(D) issue, existed.

     (24) The Court has long utilized such conditions. See, e.g. United States v. Western Elec. Co., supra, 627 F. Supp. at 1109 ("the grant of waivers may be conditioned by the Court upon provisions designed to protect competition"); United States v. Western Elec. Co., supra, 592 F. Supp. at 870 ("the Court must have the option of conditioning [a waiver's] approval upon the adoption of conditions or safeguards"). This practice appears to have been acknowledged and implicitly approved by the Court of Appeals. See United States v. Western Elec. Co., 12 F.3d 225, 236-37 (D.C. Cir. 1993).

     The Order affirmatively requires AT&T and its affiliates to take no action that would interfere with the provision of equal access or with the nondiscriminatory procurement of equipment by the systems at issue following the merger, and it also requires AT&T, McCaw and their affiliates to exercise whatever management or voting rights they possess to oppose any changes in the exchange access practices of those systems. In short, AT&T is precluded from interfering in any way with the decree responsibilities of the "BOC" systems following the merger.

     Likewise, the Order obligates AT&T and its affiliates to oppose changes in the operations of the "BOC" systems that would violate the decree's mandates as well as other changes that would undermine the equal access provisions currently in place. The Order also imposes on AT&T an obligation to timely notify the Department of Justice of proposed changes within the BOC systems. In addition, the Order imposes specific obligations on AT&T and its affiliates to instruct their officers and employees of the obligations imposed by this Opinion and Order.

     The Order also requires AT&T, in its capacity as an interexchange carrier, to refuse to accept exchange access from any of the "BOX" systems on terms more favorable than those available to other interexchange carriers. In addition, in its capacity as an infrastructure equipment supplier, AT&T will not be permitted to be the beneficiary of any discrimination in any of these systems' procurement of telecommunication products and services, provision of technical information, interconnection, or use of facilities.

     Finally, the Order requires AT&T to divest its interests in the "BOC" systems here at issue should the Court determine, after full consideration of the record to be generated in the Tunney Act proceedings to be conducted regarding the AT&T-McCaw merger in C.A. No. 94-l555(HHG), that the consent judgment proposed by the Department of Justice, AT&T, and McCaw, is not in the public interest and cannot be modified so as to satisfy that requirement.

     The Court has imposed this condition on the basis that, should it ultimately determine that the AT&T-McCaw merger is detrimental to the public interest, equity would not support a waiver of the decree notwithstanding AT&T's demonstration that changed circumstances have resulted in section I(D) becoming substantially more onerous. Had the Tunney Act proceedings been concluded as of this date, and had the Court rejected the proposed consent judgment in that case, the instant waiver would also have been rejected (or mooted). Under such circumstances, it would be inequitable for AT&T to retain the benefit of this waiver merely because the present proceedings preceded the Tunney Act inquiry. Pursuant to both Rufo and Fed.
R. Civ. P. 60(b), it is ultimately an equitable result that is being sought.

                                     V

     As a final matter, the Court is compelled once again to address the incessant attempts of the various Regional Companies to tie to the instant waiver request both the Tunney Act proceedings and their own recently filed motions seeking broad and far-ranging relief.(25) Notwithstanding this Court's previous rejection of similar arguments,(26) five Regional Companies have continued to argue that any consideration of AT&T's waiver request should be conditioned on entry of an order granting the Regional Companies' request for generic wireless relief.(27) Moreover, four of the Regional Companies have moved to consolidate consideration of AT&T's waiver motion with the generic wireless motion and the Tunney Act proceedings in the related case.(28) The Court once again rejects these attempts. Although the matters raised in the various motions are obviously related, there is simply no reason that they should be decided together.

- -----------------------
     (25) The Regional Companies' motions seeking generic wireless relief are currently being briefed. The motion filed by four of the Regional Companies to vacate the decree in its entirety has been referred to the Department of Justice for investigation and review.

     (26) See United States v. Western Elec. Co., supra, 154
F.R.D. at 5 & n.8.;  United States v  Western Elec. Co., C.A. No.
82-0192 (D.D.C. July 8, 1994).

     (27)  See BellSouth Corporation's Opposition, p. 24;
Response of Nynex Corporation, Pacific Telesis Group and
Southwestern Bell Corporation, p. 8; Response of U.S. West, Inc.,
p. 1.

     (28) See Motion of BellSouth Corporation, Southwestern Bell Corporation, Nynex Corporation, and Pacific Telesis Group. This request is particularly ironic given Nynex Corporation's contention, in an antitrust action brought by Bell Atlantic and Nynex against AT&T and McCaw in the Eastern District of New York, that Tunney Act proceedings should remain separate and independent of even antitrust suits brought to enjoin the same merger at issue in the Tunney Act proceedings. See Bell Atlantic
v. AT&T, Civ. No. 94-3682(ERK) (E.D.N.Y.).

     Initially, there is no basis for insisting that the instant motion be tied to final resolution of the Tunney Act proceedings. Those proceedings, which will address the antitrust allegations made by the United States with respect to the merger as a whole, will encompass issues far broader than those at issue in the instant waiver request. In fact, each of the antitrust concerns addressed in the new matter would have arisen irrespective of the wavier issue resolved herein. Moreover, as discussed above, the Court has fashioned an appropriate condition for the current waiver with respect to the ultimate outcome of the Tunney Act proceedings. For that reason, the motion of the Regional Companies for consolidation will be denied.

     For similar reasons, it is not necessary to tie AT&T's motion to the motions recently filed by the Regional Companies. AT&T's motion addresses a specific and narrow issue. In this respect, the motion is similar to dozens, if not hundreds, of motions that the Court has previously considered and granted over the years in favor of Regional Companies. The Regional Companies' pending motions, in contrast, request broad and significant changes in the decree -- one of the motions seeking to vacate the decree entirely. The Regional Companies cannot reasonably expect to fuse consideration of these broad requests by simply tagging onto AT&T's relatively discrete motion.

     Moreover, the attempts to tie resolution of the instant waiver request to those of the Regional Companies, and more specifically to the motion for generic wireless relief, is logically flawed. As previously indicated, the only systems implicated by the AT&T request will remain subject to all of the restrictions which the Regional Companies would eliminate by way of their wireless motion.(29) Thus, the grant of AT&T's waiver does nothing to affect the decree's status quo with respect to restrictions on wireless systems.

     Finally, the Court cannot help but note the irony manifested by the Regional Companies' insistence that this Court immediately decide such significant and far-reaching policy issues as those presented in their pending motions. Just as it appears that Congress may now exercise its prerogative in the telecommunications field, the Court is invited -- actually prompted and prodded -- to quickly rule on issues obviously implicated by the pending legislation. The Court is confounded by the sudden show of confidence.

- ---------------------
     (29) As BellSouth has repeatedly argued, AT&T could acquire most of McCaw's interests without any implication of the decree. See BellSouth Corporation's Opposition, p. 17; Tr. Oral
Argument, p. 89.

     It is no secret that the Regional Companies have argued for many years, beginning shortly after divestiture, that a single District Court Judge in a single courtroom in Washington, D.C., should not be overseeing the telecommunications policy of this nation -- an assertion with which this Court has long agreed. Why then, when it appears that their cry for relief by way of the legislative route may soon be answered, should This Court rush to decide these fundamental policy issues? Might not such a course actually appear unseemly in light of the pending legislation? Would it not be more appropriate to defer a decision, at least in the short term, and thus defer to Congress?(30)

     Whatever the appropriate course may be, the Court will not unnecessarily delay consideration of the motions.(31) Should Congress act in the near future and render moot some or all of the issues raised by these motions, the Court will gladly defer. Should that not occur, the Court intends to fully and fairly consider the motions that have been filed, and to render a decision on the merits in due course.





August 25, 1994                    HAROLD H. GREENE
                              ------------------------------
                                   HAROLD H. GREENE
                              United States District Judge


- ------------------------
     (30) It is true, of course, that during the trial of this case, more than twelve years ago, the Court was requested by the parties to delay further proceedings due to the possibility of legislation. The Court refused. But at that time there was absolutely no indication that such legislation was imminent, and hindsight confirms that view. In contrast, news reports suggest that both Congress and the Executive branch have recently emphasized the need for telecommunications legislation and that major strides toward the passage of such legislation have been made.

     (31) Of course, the Court will be in no position to act upon the motion to vacate the decree until the Department has completed its investigation.

                       UNITED STATES DISTRICT COURT
                       FOR THE DISTRICT OF COLUMBIA



- ------------------------------
UNITED STATES OF AMERICA,     )
                              )
               Plaintiff.     )
                              )
          v.                  )    Civil Action No. 82-0192
                              )              (HHG)
WESTERN ELECTRIC COMPANY,.    )
 INC.,  at al.,               )
                              )
               Defendants.    )
                              )
- ------------------------------



                                   ORDER

     Upon consideration of the submissions of the interested parties and the entire record in this case, and for the reasons stated in the Opinion accompanying this Order, it is this 25th day of August, 1994

     ORDERED that the motion of BellSouth Corporation, Southwestern Bell Corporation, Nynex Corporation, and Pacific Telesis Group to consolidate consideration of the BOCs' motions for generic wireless relief and AT&T's motion for a waiver of section I(D) with the proceedings under the Tunney Act be and it is hereby DENIED; and it is further

     ORDERED that AT&T's motion for a waiver of section I(D) of the decree insofar as it bars the proposed AT&T-McCaw merger be and it is hereby GRANTED; and it is further

     ORDERED that

     1. Subject to each of the conditions stated in this Order, the provisions of section I(D) of the decree are waived insofar as they would prohibit AT&T from acquiring McCaw Cellular Communications Corporation, and the interest that it, its wholly owned subsidiaries, and its 52%-owned LIN Broadcasting Company subsidiary (collectively referred to as "McCaw") currently have, directly or indirectly, in the "A" Block cellular systems in which a Bell Operating Company acquired a controlling or other interest after divestiture and prior to the date of this order
(Los Angeles, Napa, Salinas, San Francisco, San Jose, and Santa
Rosa, California; Athens, Georgia; Lawrence and Topeka, Kansas;

Pittsfield and Worcester, Massachusetts; Muskegon, Michigan; Kansas City, St. Joseph, and St. Louis, Missouri; Las Cruces, New Mexico; Anderson and Columbia, South Carolina; Dallas, Galveston, and Houston, Texas); in Buffalo, New York, Pittsburgh, Pennsylvania, or any other "A" Block system in which McCaw has an interest and in which a BOC hereafter acquires a majority or other interest from some other entity between this date and the time that the AT&T-McCaw merger closes (all of which are "I(D) Cellular Systems" within the meaning of this Order); and in the Cellular One partnership.

     2. The provision of section I(C) of the decree that "AT&T and its affiliates shall take no action that interferes with the BOCs' requirements of nondiscrimination established by section II" shall remain in full force and effect. AT&T, its affiliates, employees, and agents shall take no action that interferes with the provision of equal access or the nondiscriminatory procurement of equipment by I(D) Cellular Systems or that causes a violation of section II (A) or II(B) of the decree. AT&T, McCaw, and their affiliates shall exercise whatever management or voting rights that AT&T and its affiliates have to oppose any proposed changes in the existing exchange access practices or procedures of any BOC cellular system that impair the requirements of section II(A) and Appendix B of the decree as long as those requirements remain in effect.

     3.   AT&T, its affiliates, employees, and agents shall

          (1) oppose any proposed changes to the operation of any I(D) Cellular System that would violate sections II(A) or II(B) of the decree;

          (2) oppose any proposed changes to the operation of any I(D) Cellular System that would end presubscription or carrier selection; give any provider of interexchange services preferential access to customer information; deny any interexchange carriers reasonable access to customer information; allow any provider or interexchange services to receive new kinds of interconnection to cellular systems, other exchange access services, or interexchange traffic routing functions that are not generally available to all interexchange carriers and that were not publicly announced at least 60 days before they were made available; or impose new interconnection or access charges unless applicable to all providers of interexchange service on a nondiscriminatory basis and publicly announced at least 60 days before their imposition, unless such I(D) Cellular System has been determined by the United States or by the Court not to be a "BOC," and

          (3) shall notify the Justice Department of any such proposed change within 10 days of the time AT&T or its affiliates learn of the decision for its adoption. The Court further declares McCaw will be an "affiliate" of AT&T upon the closing of the AT&T-McCaw merger, but that no cellular system that is a B0C within the meaning of section IV(C) of the Decree will be an affiliate of AT&T.

     4. The requirements of paragraphs 2 and 3 of this Order shall not apply to any corporation or partnership in which McCaw, LIN or AT&T has no right or disclaims its rights to participate in the selection of directors, officers, managers or general partners; to participate in the management of the cellular system; and to obtain nonpublic information relating to the operation of the cellular system. AT&T shall identify to the Department of Justice the cellular systems to be exempted from paragraphs 2 and 3 pursuant to this paragraph 4, shall certify that it does not have the rights and shall not exercise the rights enumerated in this paragraph, and shall until the withdrawal of such certification be enjoined from exercising such rights.

     5. AT&T and its affiliates shall: advise their officers and other personnel with significant responsibility for these matters of the obligations under this Order; admonish them that it is the policy of AT&T and its affiliates that this Order be complied with and that non-compliance will result in appropriate disciplinary action, which may include dismissal; advise them that AT&T's legal advisers are available at all reasonable times to confer with such persons regarding any compliance questions; and require each such officer and management personnel to sign and submit to their employer, within 15 days of the entry of this Order, a certificate acknowledging receipt of a copy of this Order and a written directive of the employer's policy requiring compliance with the policy and representing that the undersigned has read this order and the policy and understands that violations may result in appropriate disciplinary actions which may include dismissal, and in conviction of contempt of court, imprisonment, or fine.

     6. AT&T and its affiliates shall further require any officer or management personnel designated to serve as a voting, management, or other representative of AT&T or its affiliate on any cellular system that is a BOC under the Decree to sign and submit to its employer, annually on the anniversary date of the entry of this Order, a certificate attesting that the officer or other management employee has complied with the requirements of this Order in the past year and knows of no violation of equal access requirements by BOC cellular systems other than those previously reported to the Department of Justice.

     7. AT&T shall not accept exchange access from any I(D) Cellular System except on an unbundled, tariffed basis, that is equal in type, quality and price to that provided to unaffiliated interexchange carriers, unless such I(D) Cellular System has been determined by the United States or by the Court not to be a BOC. AT&T shall not accept the benefit of discrimination by any such I(D) Cellular System in such System's procurement of telecommunications products or services, establishment or dissemination of technical information, interconnection and use of facilities, or provision of new services and the planning for and implementation of the construction or modification of facilities used to provide exchange access and information access.

     8. If the Court should determine, after full consideration of the record to be generated in the Tunney Act proceedings to be conducted regarding the AT&T-McCaw merger in C.A. No. 94-1555(HHG), that the final judgment proposed by the Department of Justice, AT&T, and McCaw, is not in the public interest and cannot be modified so as to satisfy that requirement, AT&T shall be required, within 120 days of such determination to divest all interests in the I(D) Cellular Systems.


                                   HAROLD H. GREENE
                              ----------------------------
                                   HAROLD H. GREENE
                              United States District Judge